                                                  EX-99.B(h)mhssafidbd

                                EXHIBIT C

                                               Bond or
Name of Bond                                   Policy No.     Insurer
------------                                   ---------      -------
Investment Company                             87015102B      ICI
Blanket Bond Form                                             Mutual
                                                              Insurance
                                                              Company
 Fidelity                     $24,200,000
 Audit Expense                     50,000
 On Premises                   24,200,000
 In Transit                    24,200,000
 Forgery or Alteration         24,200,000
 Securities                    24,200,000
 Counterfeit Currency          24,200,000
 Uncollectible Items of
    Deposit                        25,000
 Phone-Initiated Transactions  24,200,000

Directors and Officers/                        87015102D      ICI
Errors and Omissions Liability                                Mutual
Insurance Form                                                Insurance
 Total Limit                  $20,000,000                     Company

Blanket Lost Instrument Bond (Mail Loss)       30S100639551   Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                             42SUN339806    Hartford
                                                              Casualty
                                                              Insurance

Effective August 31, 2002